The Board of Directors and Stockholders
Orrstown Financial Services, Inc.


We consent to the use of our report, dated January 31, 2000, on our audits of the financial statements of Orrstown Financial Services, Inc. incorporated by reference to the Registration Statement on Form S-3, and to the reference to our firm under the heading "Experts" in the Prospectus, in connection with the Non-Employees Directors' Plan for Orrstown Financial Services, Inc.



/s/ SMITH ELLIOTT KEARNS & COMPANY, LLC
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    Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania
March 28, 2000